UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COVAD COMMUNICATIONS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On April 27, 2007, Covad Communications Group, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with its 2007 Meeting of Stockholders, to be held on June 7, 2007 (the “Annual Meeting”). At the Annual Meeting, the Company is requesting that its stockholders approve the Company’s 2007 Equity Incentive Plan (the “Plan”), as set forth in Proposal No. 2 of the Proxy Statement. A copy of the Plan is attached as Exhibit A to the Proxy Statement.
     Based on discussions of the Company with Fidelity Investments, management of the Company has determined to recommend to the Company’s Board of Directors (the “Board”) that it amend the Plan to make the following changes:
1.	Add the following sentence to Section 2.1 of the Plan:

At no time may the number of Shares issued from the Plan and then outstanding without any vesting requirement having been imposed on their issuance, exceed five percent (5%) of the aggregate number of Shares that have been reserved under the Plan to that date.

2.	Add the following sentence to Section 4.2 of the Plan:

The Committee shall not exercise its discretion to waive any condition which must be satisfied before Shares subject to an Award are “Vested” (as defined in the applicable Award documentation at the time of grant of such Award) except in connection with: (i) death, (ii) Disability, (iii) any Termination occurring at or after attaining normal retirement age, (iv) a Corporate Transaction (including any Termination occurring after a Corporate Transaction), or (v) any Termination without cause that is classifiable as an “involuntary separation from service” under Treas. Reg. Sec. 1.409A-1(n).

3.	Add the following Section 4.4 to the Plan:

Administration with respect to Certain Awards. At any time that the Company has any form of security that is publicly-traded on a national securities exchange, then with respect to the grant and administration of any Award granted to a non-employee member of the Board, such grant and administration shall only be by a committee appointed by the Board that is comprised solely of independent directors as determined under the applicable rules of such national securities exchange (for example, the rules of the American Stock Exchange).
     The Company expects the Board to so amend the Plan at the first meeting of the Board following the Annual Meeting.
     The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

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